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                                                                 EXHIBIT 99.1




                             JOINT FILING STATEMENT

         We, the signatories of the Statement on Schedule 13D to which this Joint Filing Statement is attached, hereby agree that such Statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Dated:  October 18, 1999                     VULCAN VENTURES
                                             INCORPORATED





                                             By: /s/ WILLIAM D. SAVOY
                                                 ---------------------------
                                                 Name:  William D. Savoy
                                                 Title: Vice President

Dated:  October 18, 1999                         /s/ PAUL G. ALLEN
                                                 ---------------------------
                                                 Paul G. Allen